Exhibit 10.27

STEPHEN PUDLES

STOCK OPTION AGREEMENT

API NANOTRONICS CORP.

2006 EQUITY INCENTIVE PLAN

THIS AGREEMENT is dated and made effective as of April 22, 2008 (“Effective Date”) by and between API NANOTRONICS CORP., a Delaware corporation (the “Company”), and Stephen Pudles (“Optionee”).

WITNESSETH:

WHEREAS, Optionee became an employee of the Company on the date hereof; and

WHEREAS, the employment agreement (the “Employment Agreement”) dated March 3, 2008 between the Company and the Optionee requires that the Company grant him the options set forth herein as soon as practicable;

WHEREAS, the Company desires to grant stock options to Optionee on the Effective Date to purchase shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company and its Compensation Committee has authorized the grant of stock options to Optionee and has determined that the Fair Market Value of Common Stock of the Company on the Effective Date shall be the exercise price per share provided below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Optionee as of the Effective Date the right and option (the “Incentive Option”) to purchase up to 11,236,650 shares of Common Stock (“Time Based Shares”) and the right and option (the “Nonqualified Option” and collectively with the Incentive Option, the “Option”) to purchase up to 7,491,100 shares of Common Stock (the “Performance Shares” and collectively, with the Time Based Shares, the “Shares”) at an exercise price of $0.0925 per Share on the terms and conditions set forth herein and subject to the terms and conditions of the Plan. The Incentive Option is intended to qualify as an “incentive stock option” within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder subject to the limitations set forth in Section 9(b) of the Plan. The Nonqualified Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

All capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

2. Duration and Exercisability.

a. Vesting/Exercise Period of Incentive Option. The Incentive Option shall become exercisable as to portions of the Time Based Shares as follows: (i) the Incentive Option shall not be exercisable with respect to any of the Time Based Shares until the first anniversary of the Effective Date; (ii) on such first anniversary of the Effective Date the Incentive Option shall become exercisable as to thirty-three and one-third percent (33-1/3%) of the Time Based Shares; (iii) on the second anniversary of the Effective Date, the Incentive Option shall become exercisable as to an additional thirty-three and one-third percent (33-1/3%) of the Time Based Shares; and (iv) on the third anniversary of the Effective Date, the Incentive Option shall become exercisable as to an additional thirty-three and one-third percent (33-1/3%) of the Time Based Shares; subject to the Optionee’s continuous employment with the Company through the vesting date. The Time Based Shares that may be treated as subject to purchase pursuant to an “incentive stock option” within the meaning of Section 422 of the Code in any given year shall be limited to conform to the $100,000 limit set forth at Section 9.1(b) of the Plan and Section 422 of the Code.

b. Vesting/Exercise Period of Nonqualified Option. The Nonqualified Option with respect to the Performance Shares will vest in three equal annual installments tied to the next three fiscal year ends of the Company as specified below but only if the specified performance targets for the applicable fiscal year are achieved. Such performance targets shall be based upon EBITDA targets and other performance targets (collectively, the “Performance Targets”) determined by the Board in consultation with Optionee. The Performance Targets for the Nonqualified Option with respect to (i) the first one-third (1/3) of the Performance Shares shall be determined within 120 days of March 3, 2008, (ii) the second one-third (1/3) of the Performance Shares shall be determined no later than 30 days prior to the Company’s May 2009 fiscal year end and (iii) the third and final one-third (1/3) of the Performance Shares shall be determined no later than 30 days prior to the Company’s May 2010 fiscal year end. The Performance Shares will vest in three equal annual installments 60 days after the end of each of the first three fiscal years, starting with the fiscal year commencing June 1, 2008, subject to (i) achievement of the Performance Targets for the applicable fiscal year and (ii) Optionee’s continuous employment with the Company through the vesting date.

c. Change of Control. If a Change in Control occurs during the term of Optionee’s employment with the Company, the Option, to the extent that it has not already become exercisable, will immediately become exercisable with respect to 50% of the Time Based Shares and 50% of the Performance Shares with respect to which the Option is not then exercisable.

d. Expiration. The Option shall expire on the tenth anniversary of the Effective Date (“Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date and any date on which the Option terminates in accordance with the provisions of Section 3.

e. Lapse Upon Expiration. To the extent that this Option is not exercised prior to the applicable expiration date set forth in Section 2(d) or Section 3 of this Agreement, all rights of Optionee under this Option shall thereupon be forfeited.

3. Termination.

a. Termination for Any Reason Other than Death or Disability. If Optionee is Terminated for any reason other than his death or Disability (as such term is hereafter defined), this Option shall be exercisable only to the extent the Option was exercisable on the date of Termination, but had not previously been exercised, and shall expire on the earlier of (i) the close of business three months after the Termination Date (as hereafter defined) and (ii) the Expiration Date. Notwithstanding the foregoing, if the Optionee is terminated for Cause, then the Option shall terminate immediately on the Optionee’s Termination Date.

b. Termination Because of Death or Disability. If Optionee is Terminated because of his death or his Disability (or Optionee dies within three (3) months after a Termination other than because of his Disability or because of the existence of Cause), then this Option shall be exercisable by Optionee, or the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution, only to the extent the Option was exercisable on the date of Optionee’s Termination, but had not previously been exercised, and shall expire on the earlier of: (i) the close of business six months after Optionee’s Termination Date and (ii) the Expiration Date.

c. Change of Control. In the case of a Change of Control, the terms of the Option may be modified by the Committee as provided in the Plan.

d. Definitions.

“Cause” shall have the meaning set forth in the Employment Agreement.

“Change of Control” shall have the meaning set forth in the Plan.

“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code (as provided under Section 422(c)(6), or such applicable successor provision, of the Code), as determined by the Committee.

“Termination” or “Terminated” means that Optionee has for any reason ceased to provide services as an employee of the Company or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether Optionee has ceased to provide services and the effective date on which Optionee ceased to provide services (the “Termination Date”).

4. Manner of Exercise.

a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or Disability), subject to the conditions of the Plan and this Agreement, and subject to such other administrative rules as the Committee deems advisable, by delivering written notice of exercise to the Company at its principal office. The notice shall state the number of Shares exercised, whether Time Based Shares or Performance Shares are being purchased, and whether or not such Shares are being exercised pursuant to an “incentive stock option” and shall be accompanied by payment in full of the Option exercise price for all Shares exercised pursuant to the notice subject to the remainder of this Section 4. Any exercise of the Option shall be effective upon receipt of such notice by the Company together with payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised Shares at any time and from time to time prior to expiration of the Option as provided in this Agreement.

b. Form of Payment. Subject to approval by the Committee, payment of the Option exercise price by Optionee shall be in the form of cash, personal check, certified check, or where permitted by law and provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. (a “FINRA Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (ii) through a “margin” commitment from Optionee and a FINRA Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the exercise price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company. Optionee shall be solely responsible for any income or other tax consequences from any payment for Shares with Optionee’s Common Stock of the Company.

c. Stock Transfer Records. Provided that the notice of exercise and payment are in form and substance satisfactory to counsel for the Company, as soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee, or to the FINRA Dealer, as the case may be, one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. Optionee shall pay all other costs of the Company incurred to issue such Shares to such FINRA Dealer.

Shares purchased pursuant to exercise hereunder: (i) may be deposited with a FINRA Dealer designated by Optionee, in street name, if so provided in such exercise notice accompanied by all applications and forms reasonably required by the Committee to effect such deposit, or (ii) may be issued to Optionee and such other person, as joint owners with the right of survivorship, as is specifically described in such exercise notice. Optionee shall be solely responsible for any income or other tax consequences of such a designation of ownership hereunder (or the severance thereof).

5. Miscellaneous.

a. Employment Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it affect the right of the Company to Terminate such employment. Optionee’s employment rights are governed solely by his Employment Agreement. Optionee shall have no rights as a shareholder with respect to Shares subject to this Option until such Shares are issued to Optionee upon the exercise of this Option. No adjustment shall be made for dividends (ordinary or extra-ordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.

b. Securities Law Compliance. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Company shall not be required to sell or issue any Shares if such issuance would constitute a violation of any provision of any law or regulation of any governmental authority.

c. Mergers, Recapitalization, Stock Splits, Etc. The provisions of Sections 14 and 17 of the Plan, as amended effective the Effective Date, shall govern all Options in the event of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or other such transaction described under Sections 14 and 17 of the Plan, and the Company reserves all discretion provided therein.

d. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition of the Shares acquired through the exercise of this Option pursuant to the exercise of an “incentive stock option” as defined in Section 422 of the Code, Optionee hereby agrees to promptly provide the Company written notice of such disposition, which notice shall be deemed delivered when received by the Company. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Committee or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a fair market value equal to such obligations. For the purpose of this Section 5(d), a “disqualifying disposition” means a sale or other transfer of any Shares purchased pursuant to the exercise of an “incentive stock option” as defined in Section 422 of the Code hereunder on or before the later of (i) the date two (2) years after the Effective Date and (ii) the date one (1) year after transfer of such Shares to Optionee upon exercise of the Option, as more particularly set forth at Section 422(a)(1) of the Code.

e. Nontransferability. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

f. 2006 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, as amended the Effective Date, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement shall be subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

g. Stock Legend. The Committee may require that the certificates for any Shares purchased by Optionee (or, in the case of death, Optionee’s successors) bear an appropriate legend to reflect the restrictions of applicable law.

h. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Section 3 or Section 5(e) of this Agreement.

i. Interpretation. The Committee shall have the sole discretion to interpret and administer the Plan. Any determination made by the Committee with respect to any Option shall be final and binding on the Company and on all persons having an interest in the Option granted under this Agreement and the Plan.

j. Entire Option. The Plan, as amended, is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

k. Successors and Assigns. The Company may assign any of its rights under the Option. The Option shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, the Option shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

l. Governing Law. The Option shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to that body of law pertaining to choice of law or conflict of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

API Nanotronics Corp.		OPTIONEE

By:	/s/ Phillip DeZwirek	/s/ Stephen Pudles
Its:	/s/ Chairman	[Signature]
Stephen Pudles

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